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                                                                  Exhibit 10.4


                          AMENDMENT TO INFORMIX CORPORATION

                      1989 OUTSIDE DIRECTORS STOCK OPTION PLAN
                        (Approved by the Board of Directors
                   of Informix Corporation on February 13, 1992)



        SECTION 4 - SHARES SUBJECT TO OPTION IS AMENDED TO READ AS FOLLOWS:

     Options shall be options for the purchase of the authorized but unissued common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 8 below. The maximum number of shares of Stock which may be issued under the Plan shall be 200,000. In the event that any outstanding Option for any reason expires or is terminated and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such option, or such repurchase shares, may again be subjected to an Option.


          SECTION 6(a)(ii) IS AMENDED TO READ AS FOLLOWS:

     Upon being elected or reelected to the Board, each Outside Director shall be granted an Option for fifteen thousand (15,000) shares of Stock. One-third of the shares subject to the Option will vest and become exercisable per year for each full year of the Outside Director's continuous service as a director of the Company.